EXHIBIT 99.2

Investor Presentation dated April 20, 2017

First Quarter 2017 Results April 20, 2017 NASDAQ: PBCT

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial's plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United Financial's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People's United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Net Income of $70.8 Million, or $0.22 Per Common Share, Common Dividend Increase Announced Net income decreased $5.1 million or 7%; increased $7.9 million or 13% from 1st quarter 2016 Earnings per common share decreased $0.02; increased $0.01 from 1st quarter 2016 Net interest income1 of $249 million, an increase of $2 million or 1% Net interest margin of 2.82%, an increase of 4 basis points Loan balances decreased $58 million, (1%) annualized rate Excluding mortgage warehouse lending, loan growth of $205 million, 3% annualized growth rate Deposit growth of $645 million, 9% annualized growth rate Non-interest income of $85 million, an increase of $500,000 or 1% Non-interest expense of $226 million, an increase of $9 million or 4% Includes seasonally higher first quarter payroll-related and benefit costs Includes $1.2 million of merger-related costs compared to $1.6 million in the 4th quarter Efficiency ratio of 59.4%, comparable with the fourth quarter; improved from 1st quarter 2016 Net loan charge-offs of 0.03%, an improvement of 3 basis points 1 Net interest income on a fully taxable equivalent basis was $258 million, an increase of 1%. (Comparisons versus fourth quarter 2016, unless noted otherwise) First Quarter 2017 Overview

Net Interest Income1 ($ in millions) Linked Quarter Change $246.8 $248.6 1 Net interest income on a fully taxable equivalent basis for 4Q 2016 and 1Q 2017 was $255 million and $258 million, respectively. $7.8 $0.6 ($3.4) ($2.6) ($0.6)

Net Interest Margin Linked Quarter Change 2.78% 2.82% 9 bps (4 bps) (3 bps) (1 bp) 3 bps

Loans $29,687 ($ in millions, end of period balances) $29,745 Annualized linked quarter change: (1%), (ex. mortgage warehouse lending: +3%) Linked Quarter Change $271 ($207) ($63) ($37) ($22) $10,247 $10,225 $8,125 $7,918 $3,033 $2,970 $6,217 $2,123 $2,086 Dec. 31, 2016 Residential Mortgage Commercial & Industrial Equipment Financing Home Equity & Other Consumer Commercial Real Estate Mar. 31, 2017 Commercial Real Estate Commercial & Industrial Equipment Financing Residential Mortgage Home Equity & Other Consumer

Deposits Linked Quarter Change ($ in millions, end of period balances) Annualized linked quarter change: +9% $30,506 $554 $29,861 $54 $29 $8

Non-Interest Income ($ in millions) $84.2 $84.7 Linked Quarter Change $9.8 ($9.7) $1.8 $2.3 ($1.7) ($2.0)

Non-Interest Expense ($ in millions) ($0.8) $226.1 $217.2 Linked Quarter Change $12.3 ($0.6) ($0.4) ($1.6)

Efficiency Ratio

Asset Quality Non-Performing Assets / Loans & REO (%) 1 1Non-performing assets (excluding acquired non-performing loans) as a percentage of originated loans plus all REO and repossessed assets; acquired non-performing loans excluded as risk of loss has been considered by virtue of (i) our estimate of acquisition-date fair value, (ii) the existence of an FDIC loss sharing agreement, and/or (iii) allowance for loan losses established subsequent to acquisition Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. Net Charge-Offs / Average Loans (%) 2 2Ex. acquired loan charge-offs, PBCT’s charge-off ratio was 0.03%, 0.05%, 0.03%, 0.07%, & 0.08% in 1Q 2017, 4Q 2016, 3Q 2016, 2Q 2016, & 1Q 2016, respectively PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median)

Returns Return on Average Assets Return on Average Tangible Common Equity

Capital Ratios

	Mar. 31, 2016	Jun. 30, 2016	Sep. 30, 2016	Dec. 31, 2016	Mar. 31, 2017
People's United Financial, Inc.					
Tang. Com. Equity/Tang. Assets	7.3%	7.2%	7.2%	7.2%	7.4%
Tier 1 Leverage Capital [1, 5]	7.9%	7.8%	7.7%	8.4%	8.5%
Common Equity Tier 1 Capital [2, 5]	9.7%	9.7%	9.7%	9.9%	10.0%
Tier 1 Risk-Based Capital [3, 5]	9.7%	9.7%	9.7%	10.7%	10.8%
Total Risk-Based Capital [4, 5]	11.5%	11.5%	11.5%	12.5%	12.6%
People's United Bank, N.A.					
Tier 1 Leverage [1, 5]	8.8%	8.7%	8.6%	8.9%	8.9%
Common Equity Tier 1 Capital [2, 5]	10.9%	10.8%	10.8%	11.3%	11.3%
Tier 1 Risk-Based Capital [3, 5]	10.9%	10.8%	10.8%	11.3%	11.3%
Total Risk-Based Capital [4, 5]	12.9%	12.8%	12.8%	13.3%	13.4%

1. Tier 1 Leverage Capital ratio represents Tier 1 Capital divided by Average Total Assets (less goodwill, other acquisition-related intangibles and other deductions from Common Equity Tier 1 Capital).
2. Common Equity Tier 1 Capital ratio represents total stockholder's equity, excluding: (i) after-tax net unrealized gains (losses) on certain securities classified as available for sale; (ii) after-tax net unrealized gains (losses) on securities transferred to held to maturity; (iii) goodwill and other acquisition-related intangibles; and (iv) the amount recorded in accumulated other comprehensive income (loss) relating to pension and other postretirement benefits divided by Total Risk-Weighted Assets.
3. Tier 1 Risk-Based Capital ratio represents Common Equity Tier 1 Capital plus additional Tier 1 Capital (together, "Tier 1 Capital") divided by Total Risk-Weighted Assets.
4. Total Risk-Based Capital ratio represents Tier 1 Capital plus subordinated notes and debentures, up to certain limits, and the allowance for loan losses, up to 1.25% of Total Risk-Weighted Assets, divided by Total Risk-Weighted Assets.
5. Well capitalized limits under Basel III capital rules are: Tier 1 Leverage Ratio, 5%; Common Equity Tier 1 Capital Ratio, 6.5%; Tier 1 Risk-Based Capital Ratio, 8%; and Total Risk-Based Capital Ratio, 10%.

People's United Financial, Inc.

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Interest Rate Risk Profile Net Interest Income (NII) Sensitivity 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Mar. 31, 2017 Dec. 31, 2016

Appendix

Loans: State Breakdown ($ in millions, end of period balances) Quarterly Trend $21,737 $24,390 $26,592 $29,745 $29,687 $28,411

Deposits: State Breakdown ($ in millions, end of period balances) Quarterly Trend $21,751 $22,557 $26,138 $29,861 $30,506 $28,417

Asset Quality Originated Portfolio Coverage Detail as of March 31, 2017 ALLLs / Loans NPLs / Loans ALLLs / NPLs Note – ALLLs: Commercial: $195 million, Retail: $30 million, Total: $225 million.

Peer Group Firm Ticker City State 1 Associated ASB Green Bay WI 2 Citizens CFG Providence RI 3 Comerica CMA Dallas TX 4 Cullen/Frost CFR San Antonio TX 5 East West EWBC Pasadena CA 6 First Horizon FHN Memphis TN 7 Huntington HBAN Columbus OH 8 KeyCorp KEY Cleveland OH 9 M&T MTB Buffalo NY 10 New York Community NYCB Westbury NY 11 Signature SBNY New York NY 12 Synovus SNV Columbus GA 13 Umpqua UMPQ Portland OR 14 Webster WBS Waterbury CT 15 Zions ZION Salt Lake City UT

For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@ peoples.com NASDAQ: PBCT